SECURITIES AND EXCHANGE COMMISSION
                  WASHINGTON, D.C.   20549
                          ________

                          FORM 8-K

                       CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15(D) OF THE
               SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported):
                July 31, 1997 (July 24, 1997)


              ADVANCED GAMING TECHNOLOGY, INC.

     (Exact Name of Registrant as Specified in Charter)

        2482-650 West Georgia Street, P.O. Box 11610
         Vancouver, British Columbia, Canada V6B 4N9

          (Address of Principal Executive Offices)

          Wyoming             000-21991      98-0152226

(State of Other Jurisdiction  (Commission    (IRS Employer
      of Incorporation)        File Number)   Identification
No.)

     Registrant's telephone number, including area code:
                       (604) 689-8841



    (Former Name or Former Address, if Changed Since Last
                           Report)

Item 9.  Sales of Equity Securities Pursuant to Regulation
S.

     Information concerning recent sales by the registrant of equity securities that were not registered under the Securities Act of 1933 in reliance upon Regulation S under that Act is set forth below. No underwriters were involved in the transactions, except a finder's fee of 12% was paid to Select Capital Advisors, Inc. in connection with the sale of certain convertible debentures. The registrant did not publicly offer any securities.

     (a) As of July 24,1997, an aggregate of 528,017 shares were issued upon partial conversions of certain convertible debentures to: Y.L. Hirsch (215,517 shares), Mayer Kaufman
(187,500) and Josef Schonkopf (125,000 shares).

     (b) As of July 24, 1997, 250,000 shares were issued to
Paril Holding upon partial conversion of a certain convertible debenture.

     (c) As of July 24, 1997, 107,759 shares were issued to
BMS Capital Company upon partial conversion of a certain convertible debenture.

     (d) As of July 24, 1997, 107,759 shares were issued to
Alfredo H. Maniotti upon partial conversion of a certain convertible debenture.

     (e) As of July 24, 1997, 258,621 shares were issued to
UFH Endowment Ltd. upon partial conversion of a certain convertible debenture.

     (f) As of July 28, 1997, 15,390 shares were issued to
Passy Holding in payment in advance of the first three months interest in respect of a certain convertible debenture.

     (g) As of July 28, 1997, 30,653 shares were issued to
Acadia Mutual Fund, Inc. in payment in advance of the first three months interest in respect of a certain convertible debenture.

     (h) As of July 28, 1997, 258,621 shares were issued to
Austost Anstalt Schaan upon partial conversion of a certain convertible debenture.

     (i) As of July 28, 1997. 215,517 shares were issued to
Paril Holding upon partial conversion of a certain convertible debenture.

     (j) As of July 28, 1997, 250,000 shares were issued to
Asia Equities, Inc. upon partial conversion of a certain convertible debenture.

     (k) As of July 28, 1997, 125,000 shares were issued to
Morton Sachs upon partial conversion of a certain convertible debenture.

     (l) As of July 31, 267,098 shares were issued to De
Affiliate B.V. upon partial conversion of a certain convertible debenture.

     (m) As of July 28, 100,000 shares were issued top
Ephraim Saghi upon partial conversion of a certain convertible debenture.


                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         ADVANCED GAMING TECHNOLOGY, INC.


                    By:
Dated: July 31, 1997     Firoz Lakhani, President













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